Exhibit 99.1

Leading Sarcoma Expert Dr. Earl W. Brien Joins CytRx Board of Directors
LOS ANGELES – December 2, 2016 -- CytRx Corporation (NASDAQ: CYTR), a biopharmaceutical research and development company specializing in oncology, today announced the appointment of Earl Warren Brien, M.D., a noted sarcoma surgeon, industry consultant, and private healthcare investor, to its Board of Directors.
"Dr. Brien is a healthcare leader with clinical and strategic experience at the highest level," said Steven A. Kriegsman, CytRx's Chairman and CEO. "As one of the world's leading orthopedic surgeons, Dr. Brien has performed thousands of sarcoma-related surgeries over the course of his career.  He brings a wealth of knowledge to CytRx through his first-hand experience in treating patients with soft tissue sarcomas coupled with years of providing strategic counsel to both biotech and medical device companies.  On behalf of the entire Board and management team, I welcome him and look forward to his contributions as we advance aldoxorubicin toward a New Drug Application (NDA) filing for the treatment of soft tissue sarcomas."
Dr. Brien commented, "My background and deep familiarity with sarcoma, both as a surgeon and a collaborator with treating sarcoma physicians, enables me to bring a unique, real world perspective to CytRx and I am delighted to join its Board of Directors and to work closely with this world-class scientific and entrepreneurial team.  With positive Phase 3 results now in hand, I believe aldoxorubicin represents a major step forward for sarcoma patients and I look forward to making contributions that will assist in bringing this promising new treatment candidate to patients suffering with this rare, complex and difficult-to-treat cancer."
Dr. Brien is a board certified orthopedic and sarcoma surgeon who currently serves as a Professor of Orthopedic Surgery and Surgical Director of the Sarcoma Service at Cedars-Sinai Medical Center in Los Angeles, California.  He earned his medical degree from Howard University School of Medicine and completed fellowships at the Memorial Sloan-Kettering Cancer Center in Orthopedic Oncology and at the Hospital for Special Surgery at Cornell University.  Over his more than twenty-year career, Dr. Brien has received numerous research grants, given over 140 scientific presentations, and been published in numerous peer-reviewed journals and books.
About CytRx Corporation
CytRx Corporation is a biopharmaceutical research and development company specializing in oncology. CytRx currently is focused on the clinical development of aldoxorubicin, its albumin-binding conjugate of doxorubicin.  CytRx is also expanding its pipeline of oncology candidates at its laboratory facilities in Freiburg, Germany, through its LADR™ (Linker Activated Drug Release) technology platform, a discovery engine designed to leverage CytRx's expertise in albumin biology and linker technology for the development of a new class of anti-cancer therapies.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks relating to the timing and final results of CytRx's clinical testing of aldoxorubicin, timing of CytRx's preparation and submission of an NDA for aldoxorubicin for the treatment of STS and FDA acceptance and review of any NDA, the risk that CytRx may be unsuccessful in obtaining FDA approval or, if approval is obtained, in commercializing aldoxorubicin in the United States or elsewhere, risks related to CytRx's need for additional capital or strategic partnerships to fund its ongoing working capital needs and other risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx's most recent annual report. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:
CytRx Corporation
David J. Haen
Vice President, Business Development and Investor Relations
(310) 826-5648, ext. 304
dhaen@cytrx.com

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